SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Plan Amendments

As discussed below, the stockholders of ArQule, Inc. (the “Registrant”) approved an amendment to each of the Registrant’s Amended and Restated 1994 Equity Incentive Plan (the “Equity Plan”) and Amended and Restated 1996 Director Stock Option Plan (the “Director Plan”).

The amendment to the Equity Plan, among other things,:

•      increases the number of shares of common stock available for awards granted under such plan by 3,000,000 shares (from 12,500,000 to 15,500,000 shares).

•      makes the minimum vesting periods for awards of performance shares, restricted stock, stock units or other stock-based awards other than nonstatutory stock options, incentive stock options and stock appreciation rights made under the Equity Plan at (i) three years for awards that vest based on continued service to the Registrant and (ii) one year for awards that vest based upon the accomplishment of performance criteria;

•      provides that no nonstatutory or incentive stock option shall have a term greater than ten (10) years measured from the date of award and that in the case of any incentive stock option granted to a 10% stockholder the term of the incentive stock option shall not exceed five (5) years measured from the date the option is granted; and

•      provides that to the extent that any award is forfeited, or any stock option or stock appreciation right terminates, expires or lapses without being exercised, the shares subject to such awards not delivered as a result thereof shall again be available for awards under the Equity Plan.

The Equity Plan allows for the grant of incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock, stock units and other stock-based awards to eligible employees or consultants of the Registrant.

The amendment to the Director Plan increases the number of shares of common stock available for awards granted under such plan by 200,000 shares (from 750,500 to 950,500 shares).  The Director Plan allows for the grant of nonstatutory stock options to non-employee directors of the Registrant.

As set forth below, stockholders also approved an amendment to the Amended and Restated 1996 Employee Stock Purchase Plan, a tax-qualified employee stock purchase plan.

Descriptions of the terms and conditions of the Equity Plan and the Director Plan are set forth in the Registrant’s 2011 proxy statement, filed with the SEC on April 29, 2011, under the headings “Proposal 2 - Amendments to Our Amended and Restated 1994 Equity Incentive Plan” and “Proposal 4 - Approval of Amendments to Our Amended and Restated 1996 Director Stock Option Plan,” respectively, and such descriptions are incorporated herein by reference.  Copies of the Equity Plan and the Director Plan were filed as Appendix A and Appendix C, respectively, to the 2011 proxy statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2011, at the 2011 Annual Meeting of Stockholders of the Registrant the stockholders voted:

1.                                       To elect Ronald M. Lindsay, William G. Messenger and Patrick J. Zenner as directors to hold office for a term of three years and until their respective successors are elected and qualified;

2.                                       To approve amendments to the Registrant’s Amended and Restated 1994 Equity Incentive Plan to increase the number of shares of common stock available for awards granted under such plan by 3,000,000 from 12,500,000 to 15,500,000 shares of common stock and to incorporate other changes described in the Registrant’s proxy statement;

3.                                       To approve an amendment to the Registrant’s Amended and Restated 1996 Employee Stock Purchase Plan to increase the number of shares of common stock available for purchase by participants in such plan by 400,000 from 2,000,000 to 2,400,000 shares of common stock;

4.                                       To approve an amendment to the Registrant’s Amended and Restated 1996 Director Stock Option Plan to increase the number of shares of common stock available for awards under such plan by 200,000 from 750,500 to 950,500 shares of common stock;

5.                                       To ratify the selection of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit the Registrant’s financial statements for the year ending December 31, 2011.

6.                                       To approve, by non-binding vote, the compensation of the Registrant’s named executive officers; and

7.                                       To recommend, by non-binding vote, annual stockholder voting on approval of the Registrant’s executive compensation.

The voting results are set forth in Exhibit 99.1 to this report and incorporated herein by reference.

Consistent with the Board of Directors’ recommendation and the results of the stockholders’ advisory vote, an advisory vote to approve executive compensation will be conducted annually.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1  Amended and Restated 1994 Equity Incentive Plan (Incorporated by reference from Appendix A to the Registrant’s Definitive Proxy Statement dated April 29, 2011)*

10.2  Amended and Restated 1996 Director Stock Option Plan (Incorporated by reference from Appendix C to the Registrant’s Definitive Proxy Statement dated April 29, 2011)*

99.1  Report of Matters Voted Upon by Stockholders

*      Management compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

June 6, 2011